Exhibit 99.1

Tenneco Reports Second Quarter 2020 Results

LAKE FOREST, Ill., Aug. 6, 2020 /PRNewswire/ -- Tenneco (NYSE: TEN) reported second quarter 2020 revenue of $2.6 billion, versus $4.5 billion a year ago. Excluding unfavorable currency of $108 million, total revenue decreased 39% versus last year, with the decline in revenue from lower light vehicle industry production, down 45%* versus last year, and other impacts from COVID-19. Value-add revenue for the second quarter 2020 was $2.0 billion.

"The business impact from the pandemic in the quarter was severe for both the industry and Tenneco. The response from the Tenneco team around the world is a testament to their dedication and resilience," said Brian Kesseler, Tenneco's chief executive officer. "Our production facilities safely returned to operations throughout the quarter following local and federal health guidelines. Our thoughts remain with our team members, families and communities who have been impacted by COVID-19, and we continually work to keep them healthy, both on the job and outside the workplace."

The Company reported a net loss for second quarter 2020 of $350 million, or $(4.30) per diluted share. Including a $113 million non-cash charge primarily related to a realignment project in its North America Aftermarket distribution network, the Company reported a second quarter 2020 EBIT (earnings before interest, taxes and noncontrolling interests) loss of $375 million.

On an adjusted basis, second quarter 2020 EBITDA was $8 million with an EBIT loss of $149 million. Adjusted net loss was $175 million, or ($2.15) per diluted share.

Company liquidity remained solid, with cash balances of $1.37 billion as of June 30, 2020. Based on available industry forecasts and Company estimates, the Company believes it has adequate liquidity to weather the current downturn and expected higher demand and production levels over the next several quarters.

"The Tenneco team's swift and effective actions to reduce costs and preserve liquidity enabled the Company to respond well in a very challenging environment," Kesseler continued. "Our global footprint and the diverse end markets we serve allowed us to offset a portion of the light vehicle production demand decline in the quarter. Earnings and cash performance were driven by effectively flexing our cost structure and working capital with both structural and temporary actions."

Outlook
Due to the continued uncertainty of the pandemic's effect on the global markets, the Company is not providing financial guidance for the full year. Tenneco does expect third quarter 2020 revenue to improve substantially compared to the second quarter 2020, but lower than third quarter 2019 results. The Company also expects the benefit of incremental structural cost savings and continued capital management will drive sequential improvement in cash from operations through the second half of 2020.

"Our continuing focus on structural cost reductions and accelerating cash generation will build momentum through the remainder of this year and into 2021," added Kesseler. "The priority we have placed on debt reduction and targeted growth investments will create a stronger Tenneco and deliver improved shareholder value."

*Source: IHS Automotive July 2020 global light vehicle production forecast.

Attachment 1
Statements of Income (Loss) – 3 months
Statements of Income (Loss) – 6 months
Balance Sheets
Statements of Cash Flows – 3 Months
Statements of Cash Flows – 6 Months

Attachment 2
Reconciliation of GAAP to Non-GAAP Earnings Measures – 3 Months
Reconciliation of GAAP to Non-GAAP Earnings Measures – 6 Months
Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – 3 Months
Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – 6 Months
Reconciliation of Non-GAAP Measures – Debt Net of Cash/Adjusted LTM and pro forma adjusted LTM EBITDA including noncontrolling interests
Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – Original Equipment, Original Equipment Service and Aftermarket Revenue – 3 and 6 Months
Reconciliation of GAAP Revenue and Earnings to Non-GAAP Revenue and Earnings Measures – 3 Months
Reconciliation of GAAP Revenue and Earnings to Non-GAAP Revenue and Earnings Measures – 6 Months
Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – Original Equipment Commercial Truck, Off-Highway, Industrial and other revenues – 3 and 6 Months

Conference Call
The company will host a webcast conference call on Thursday, August 6, 2020 at 9:30 a.m. ET. The purpose of the call is to discuss the company's financial results for the second quarter and full year 2020, as well as to provide other information regarding matters that may impact the company's outlook. For a "listen only" broadcast and access to the presentation materials, go to the company's website www.investors.tenneco.com. To participate by telephone, please dial: 1-833-366-1121 (domestic) or 1-412-902-6733 (international), using the passcode "Tenneco Inc." A call playback will be available for one week, starting approximately one hour after the conclusion of the call. To connect, please dial 1-877-344-7529 (domestic), 1-412-317-0088 (international), 855-669-9658 (Canada), using the replay access code 10138628.

About Tenneco
Tenneco is one of the world's leading designers, manufacturers and marketers of automotive products for original equipment and aftermarket customers, with 2019 revenues of $17.45 billion and approximately 78,000 team members working at more than 300 sites worldwide. Our four business groups, Motorparts, Ride Performance, Clean Air and Powertrain, deliver technology solutions for diversified global markets, including light vehicle, commercial truck, off-highway, industrial, motorsport and the aftermarket.

Visit www.tenneco.com to learn more.

Investors and others should note that Tenneco routinely posts important information on its website and considers the Investor section, www.investors.tenneco.com, a channel of distribution.

About Guidance
Revenue estimates and other forecasted information in this release are based on OE manufacturers' programs that have been formally awarded to the company; programs where Tenneco is highly confident that it will be awarded business based on informal customer indications consistent with past practices; and Tenneco's status as supplier for the existing program and its relationship with the customer. This information is also based on anticipated vehicle production levels and pricing, including precious metals pricing and the impact of material cost changes. Unless otherwise indicated, our methodology does not attempt to forecast currency fluctuations, and accordingly, reflects constant currency. Certain elements of the restructuring and related expenses, legal settlements and other unusual charges we incur from time to time cannot be forecasted accurately. In this respect, we are not able to forecast corresponding GAAP measures without unreasonable efforts on account of these factors and other factors not in our control.

Safe Harbor
This press release contains forward-looking statements. The words "will," "would," "could," "plan," "expect," "anticipate," "estimate," "opportunities," and similar expressions (and variations thereof), identify these forward-looking statements. These forward-looking statements are based on the current expectations of the company (including its subsidiaries). Because these statements involve risks and uncertainties, actual results may differ materially from the expectations expressed in the forward-looking statements. Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements include: general economic, business, market and social conditions, including the effect of the COVID-19 pandemic; disasters, local and global public health emergencies or other catastrophic events, where we or other customers do business, and any resultant disruptions; our ability (or inability) to successfully execute cost reduction, performance improvement and other plans, including our plans to respond to the COVID-19 pandemic and our previously announced accelerated performance improvement plan ("Accelerate"), and to realize the anticipated benefits from these plans; changes in capital availability or costs, including increases in our cost of borrowing (i.e., interest rate increases), the amount of our debt, our ability to access capital markets at favorable rates, and the credit ratings of our debt and our financial flexibility to respond to COVID-19 pandemic; our ability to maintain compliance with the agreements governing our indebtedness and otherwise have sufficient liquidity through the COVID-19 pandemic; our working capital requirements; our ability to source and procure needed materials, components and other products, and services in accordance with customer demand and at competitive prices; the cost and outcome of existing and any future claims, legal proceedings or investigations; changes in consumer demand for our OE products or aftermarket products, prices and our ability to have our products included on top selling vehicles, including any shifts in consumer preferences; the cyclical nature of the global vehicle industry, including the performance of the global aftermarket sector and the impact of vehicle parts' longer product lives; changes in automotive and commercial vehicle manufacturers' production rates and their actual and forecasted requirements for our products, due to difficult economic conditions and/or regulatory or legal changes affecting internal combustion engines and/or aftermarket products; our dependence on certain large customers, including the loss of any of our large OE manufacturer customers (on whom we depend for a significant portion of our revenues), or the loss of market shares by these customers if we are unable to achieve increased sales to other OE-customers or any change in customer demand due to delays in the adoption or enforcement of worldwide emissions regulations; the overall highly competitive nature of the automotive and commercial vehicle parts industries, and any resultant inability to realize the sales represented by our awarded book of business (which is based on anticipated pricing and volumes over the life of the applicable program); risks inherent in operating a multi-national company; damage to the reputation of one or more of our leading brands; industry-wide strikes, labor disruptions at our facilities or any labor or other economic disruptions at any of our significant customers or suppliers or any of our customers' other suppliers; changes in distribution channels or competitive conditions in the markets and countries where we operate; the evolution towards autonomous vehicles and car and ride sharing; customer acceptance of new products; our ability to successfully integrate, and benefit from, any acquisitions that we complete; the potential impairment in the carrying value of our long-lived assets, goodwill, and other intangible assets or the inability to fully realize our deferred tax assets; increases in the costs of raw materials or components, including our ability to successfully reduce the impact of any such cost increases through materials substitutions, cost reduction initiatives, customer recovery and other methods; the impact of the extensive, increasing, and changing laws and regulations to which we are subject, including environmental laws and regulations, which may result in our incurrence of environmental liabilities in excess of the amount reserved or increased costs or loss of revenues relating to products subject to changing regulation; and the timing and occurrence (or non-occurrence) of other transactions, events and circumstances which may be beyond our control.

In addition, statements regarding the Company's ongoing review of strategic alternatives and the potential separation of the Company into a powertrain technology company and an aftermarket and ride performance company constitute forward-looking statements. Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements include (in addition to the risks set forth above): the ability to identify and consummate strategic alternatives that yield additional value for shareholders; the timing, benefits and outcome of the Company's strategic review process; the structure, terms and specific risk and uncertainties associated with any potential strategic alternative; potential disruptions in our business and stock price as a result of our exploration, review and pursuit of any strategic alternatives; the possibility that the Company may not complete a separation of the aftermarket and ride performance business from the powertrain technology business (or achieve some or all of the anticipated benefits of such a separation); the ability to retain and hire key personnel and maintain relationships with customers, suppliers or other business partners; the potential diversion of management's attention resulting from a separation; the risk that the combined company and each separate company following a separation will underperform relative to our expectations; the ongoing transaction costs and risk we may incur greater costs following a separation of the business; the risk a spin-off is determined to be a taxable transaction; the risk the benefits of a separation may not be fully realized or may take longer to realize than expected; the risk a separation may not advance our business strategy; and the risk a transaction may have an adverse effect on existing arrangements with us, including those related to transition, manufacturing and supply services and tax matters.

The risks included here are not exhaustive. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release. Additional information regarding risk factors and uncertainties is, and will be, detailed from time to time in the company's SEC filings, including but not limited to its annual report on Form 10-K for the year ended December 31, 2019 and quarterly report on Form 10-Q for the quarter ended March 31, 2020.

Investor inquiries:
Linae Golla
847-482-5162
lgolla@tenneco.com

Rich Kwas
248-849-1340
rich.kwas@tenneco.com

Media inquiries:
Bill Dawson
847-482-5807
bdawson@tenneco.com

ATTACHMENT 1

TENNECO INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) Unaudited (dollars in millions, except share and per share amounts)

	Three Months Ended June 30,
	2020	2019
Net sales and operating revenues:
Clean Air - Value-add revenues	$517	$1,050
Clean Air - Substrate sales	623	777
Powertrain	602	1,133
Motorparts	559	835
Ride Performance	336	709
Total net sales and operating revenues	2,637	4,504
Costs and expenses:
Cost of sales (exclusive of depreciation and amortization)	2,498	3,801
Selling, general, and administrative	195	292
Depreciation and amortization	159	169
Engineering, research, and development	55	78
Restructuring charges, net and asset impairments	121	49
Total costs and expenses	3,028	4,389
Other income (expense):
Non-service pension and other postretirement benefit (costs) credits	1	(4)
Equity in earnings (losses) of nonconsolidated affiliates, net of tax	4	17
Other income (expense), net	11	13
	16	26
Earnings (loss) before interest expense, income taxes, and noncontrolling interests	(375)	141
Interest expense	(66)	(82)
Earnings (loss) before income taxes and noncontrolling interests	(441)	59
Income tax (expense) benefit	101	(14)
Net income (loss)	(340)	45
Less: Net income (loss) attributable to noncontrolling interests	10	19
Net income (loss) attributable to Tenneco Inc.	$(350)	$26

Basic earnings (loss) per share:
Earnings (loss) per share	$(4.30)	$0.32
Weighted average shares outstanding	81.4	80.9
Diluted earnings (loss) per share:
Earnings (loss) per share	$(4.30)	$0.32
Weighted average shares outstanding	81.4	80.9

ATTACHMENT 1

TENNECO INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) Unaudited (dollars in millions, except share and per share amounts)

	Six Months Ended June 30,
	2020	2019
Net sales and operating revenues:
Clean Air - Value-add revenues	$1,362	$2,123
Clean Air - Substrate sales	1,323	1,483
Powertrain	1,599	2,308
Motorparts	1,265	1,632
Ride Performance	924	1,442
Total net sales and operating revenues	6,473	8,988
Costs and expenses:
Cost of sales (exclusive of depreciation and amortization)	5,837	7,671
Selling, general, and administrative	444	610
Depreciation and amortization	330	338
Engineering, research, and development	132	170
Restructuring charges, net and asset impairments	605	65
Goodwill and intangible impairment charge	383	60
Total costs and expenses	7,731	8,914
Other income (expense):
Non-service pension and other postretirement benefit (costs) credits	2	(6)
Equity in earnings (losses) of nonconsolidated affiliates, net of tax	17	33
Other income (expense), net	19	16
	38	43
Earnings (loss) before interest expense, income taxes, and noncontrolling interests	(1,220)	117
Interest expense	(141)	(163)
Earnings (loss) before income taxes and noncontrolling interests	(1,361)	(46)
Income tax (expense) benefit	195	(14)
Net income (loss)	(1,166)	(60)
Less: Net income (loss) attributable to noncontrolling interests	23	31
Net income (loss) attributable to Tenneco Inc.	$(1,189)	$(91)

Basic earnings (loss) per share:
Earnings (loss) per share	$(14.64)	$(1.13)
Weighted average shares outstanding	81.3	80.9
Diluted earnings (loss) per share:
Earnings (loss) per share	$(14.64)	$(1.13)
Weighted average shares outstanding	81.3	80.9

ATTACHMENT 1

TENNECO INC. CONDENSED CONSOLIDATED BALANCE SHEETS Unaudited (dollars in millions)

	June 30, 2020		December 31, 2019
Assets
Cash and cash equivalents	$1,362		$564
Restricted cash	9		2
Receivables, net	2,185	(a)	2,538	(a)
Inventories	1,656		1,999
Prepayments and other current assets	632		632
Other noncurrent assets	3,612		3,864
Property, plant, and equipment, net	2,939		3,627
Total assets	$12,395		$13,226
Liabilities and Shareholders' Equity
Short-term debt, including current maturities of long-term debt	$222		$185
Accounts payable	1,992		2,647
Accrued compensation and employee benefits	331		325
Accrued income taxes	48		72
Accrued expenses and other current liabilities	1,043		1,070
Long-term debt	6,629	(b)	5,371	(b)
Deferred income taxes	88		106
Pension and postretirement benefits	1,112		1,145
Deferred credits and other liabilities	502		490
Redeemable noncontrolling interests	79		196
Tenneco Inc. shareholders' equity	74		1,425
Noncontrolling interests	275		194
Total liabilities, redeemable noncontrolling interests, and equity	$12,395		$13,226

	June 30, 2020		December 31, 2019
(a) Accounts receivable net of:
Accounts receivable outstanding and derecognized	$873		$1,037

(b) Long-term debt composed of:
Revolver Borrowings	$1,500		$183
LIBOR plus 1.75% Term Loan A due 2019 through 2023	1,561		1,608
LIBOR plus 3.00% Term Loan B due 2019 through 2025	1,614		1,623
$225 million of 5.375% Senior Notes due 2024	223		222
$500 million of 5.000% Senior Notes due 2026	494		494
€415 million 4.875% Euro Fixed Rate Notes due 2022	477		479
€300 million of Euribor plus 4.875% Euro Floating Rate Notes due 2024	340		340
€350 million of 5.000% Euro Fixed Rate Notes due 2024	412		413
Other Debt, primarily foreign instruments	12		13
	6,633		5,375
Less: maturities classified as current	4		4
Total long-term debt	$6,629		$5,371

ATTACHMENT 1

TENNECO INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS Unaudited (dollars in millions)

	Three Months Ended June 30,
	2020	2019
Operating Activities
Net income (loss)	$(340)	$45
Adjustments to reconcile net income (loss) to cash (used) provided by operating activities:
Depreciation and amortization	159	169
Deferred income taxes	(76)	(6)
Stock-based compensation	7	6
Restructuring charges and asset impairments, net of cash paid	86	28
Change in pension and other postretirement benefit plans	(7)	(15)
Equity in earnings of nonconsolidated affiliates	(4)	(17)
Cash dividends received from nonconsolidated affiliates	5	12
Loss (gain) on sale of assets	(1)	(1)
Changes in operating assets and liabilities:
Receivables	35	(89)
Inventories	365	90
Payables and accrued expenses	(404)	(109)
Accrued interest and accrued income taxes	(46)	(28)
Other assets and liabilities	42	(35)
Net cash (used) provided by operating activities	(179)	50
Investing Activities
Proceeds from sale of assets	3	4
Cash payments for property, plant, and equipment	(75)	(169)
Proceeds from deferred purchase price of factored receivables	35	87
Other	(1)	(3)
Net cash (used) provided by investing activities	(38)	(81)
Financing Activities
Proceeds from term loans and notes	29	83
Repayments of term loans and notes	(49)	(126)
Debt issuance costs of long-term debt	(8)	—
Borrowings on revolving lines of credit	1,660	2,406
Payments on revolving lines of credit	(877)	(2,273)
Net increase (decrease) in bank overdrafts	61	(7)
Other	(12)	2
Distributions to noncontrolling interest partners	—	(19)
Net cash (used) provided by financing activities	804	66
Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	14	(8)
Increase (decrease) in cash, cash equivalents, and restricted cash	601	27
Cash, cash equivalents, and restricted cash, beginning of period	770	363
Cash, cash equivalents, and restricted cash, end of period	$1,371	$390
Supplemental Cash Flow Information
Cash paid during the period for interest	$56	$71
Cash paid during the period for income taxes, net of refunds	$34	$57
Lease assets obtained in exchange for new operating lease liabilities	$3	$33
Non-cash inventory charge due to aftermarket product line exit	$82	$—
Non-cash Investing Activities
Period end balance of accounts payable for property, plant, and equipment	$86	$116
Deferred purchase price of receivables factored in the period	$35	$52

ATTACHMENT 1

TENNECO INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS Unaudited (dollars in millions)

	Six Months Ended June 30,
Operating Activities	2020	2019
Net income (loss)	$(1,166)	$(60)
Adjustments to reconcile net income (loss) to cash (used) provided by operating activities:
Goodwill and intangible impairment charges	383	60
Depreciation and amortization	330	338
Deferred income taxes	(242)	(14)
Stock-based compensation	9	13
Restructuring charges and asset impairments, net of cash paid	540	14
Change in pension and other postretirement benefit plans	(26)	(32)
Equity in earnings of nonconsolidated affiliates	(17)	(33)
Cash dividends received from nonconsolidated affiliates	18	27
Loss (gain) on sale of assets	(1)	(1)
Changes in operating assets and liabilities:
Receivables	174	(401)
Inventories	292	101
Payables and accrued expenses	(540)	48
Accrued interest and accrued income taxes	(17)	(66)
Other assets and liabilities	(68)	(94)
Net cash (used) provided by operating activities	(331)	(100)
Investing Activities
Acquisitions, net of cash acquired	—	(158)
Proceeds from sale of assets	5	5
Net proceeds from sale of business	—	22
Cash payments for property, plant, and equipment	(212)	(379)
Proceeds from deferred purchase price of factored receivables	91	147
Other	1	(1)
Net cash (used) provided by investing activities	(115)	(364)
Financing Activities
Proceeds from term loans and notes	96	111
Repayments of term loans and notes	(133)	(190)
Debt issuance costs of long-term debt	(16)	—
Borrowings on revolving lines of credit	4,821	4,525
Payments on revolving lines of credit	(3,536)	(4,254)
Issuance (repurchase) of common shares	(1)	(2)
Cash dividends	—	(20)
Net increase (decrease) in bank overdrafts	59	(8)
Other	(1)	(1)
Distributions to noncontrolling interest partners	(2)	(20)
Net cash (used) provided by financing activities	1,287	141
Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	(36)	11
Increase (decrease) in cash, cash equivalents, and restricted cash	805	(312)
Cash, cash equivalents, and restricted cash, beginning of period	566	702
Cash, cash equivalents, and restricted cash, end of period	$1,371	$390
Supplemental Cash Flow Information
Cash paid during the period for interest	$123	$145
Cash paid during the period for income taxes, net of refunds	$75	$100
Lease assets obtained in exchange for new operating lease liabilities	$54	$33
Non-cash inventory charge due to aftermarket product line exit	$82	$—
Non-cash Investing Activities
Period end balance of accounts payable for property, plant, and equipment	$86	$116
Deferred purchase price of receivables factored in the period	$95	$52
Reduction in assets from redeemable noncontrolling interest transaction with owner	$53	$—

ATTACHMENT 2

TENNECO INC. RECONCILIATION OF GAAP(1) TO NON-GAAP EARNINGS MEASURES(2) Unaudited (dollars in millions, except per share amounts)

	Q2 2020						Q2 2019
	Net income (loss) attributable to Tenneco Inc.	Per Share	Net income (loss) attributable to noncontrolling interests	Income tax (expense) benefit	EBIT	EBITDA (3)	Net income (loss) attributable to Tenneco Inc.	Per Share	Net income (loss) attributable to noncontrolling interests	Income tax (expense) benefit	EBIT	EBITDA (3)
Earnings (Loss) Measures	$(350)	$(4.30)	$10	$101	$(375)	$(216)	$26	$0.32	$19	$(14)	$141	$310
Adjustments:
Restructuring and related expenses (5)	82	1.00	—	(25)	107	105	44	0.54	2	(14)	60	57
Inventory write-down (6)	63	0.78	—	(19)	82	82	—	—	—	—	—	—
Asset impairments (7)	22	0.27	—	(7)	29	29	—	—	—	—	—	—
Acquisition and expected separation costs (8)	6	0.08	—	(2)	8	8	19	0.23	—	(8)	27	27
Cost reduction initiatives (9)	—	—	—	—	—	—	1	0.02	—	(1)	2	2
Costs to achieve synergies (10)	—	—	—	—	—	—	5	0.06	—	(2)	7	7
Purchase accounting charges (11)	—	—	—	—	—	—	1	0.02	—	(2)	3	3
Process harmonization (12)	—	—	—	—	—	—	—	—	—	(1)	1	1
Warranty charge (13)	—	—	—	—	—	—	5	0.06	—	(2)	7	7
Net tax adjustments	2	0.02	—	2	—	—	(4)	(0.05)	—	(4)	—	—
Adjusted Net income, EPS, NCI, Tax, EBIT, and EBITDA (4)	$(175)	$(2.15)	$10	$50	$(149)	$8	$97	$1.20	$21	$(48)	$248	$414

	Q2 2020
	Global Segments
	Clean Air	Powertrain	Motorparts	Ride Performance	Total	Corporate	Total
Net income (loss) attributable to Tenneco Inc.							$(350)
Net income (loss) attributable to noncontrolling interests							10
Net income (loss)							(340)
Income tax (expense) benefit							101
Interest expense							(66)
EBIT, Earnings (Loss) before interest expense, income taxes and noncontrolling interests							(375)
Depreciation and amortization							159
Total EBITDA including noncontrolling interests (3)	$17	$(62)	$(52)	$(70)	$(167)	$(49)	$(216)
Restructuring and related expenses(5)	21	37	17	29	104	1	105
Inventory write-down(6)	—	—	82	—	82	—	82
Asset impairments (7)	—	4	24	—	28	1	29
Acquisition and expected separation costs (8)	—	—	—	—	—	8	8
Adjusted EBITDA (4)	$38	$(21)	$71	$(41)	$47	$(39)	$8

	Q2 2019
	Global Segments
	Clean Air	Powertrain	Motorparts	Ride Performance	Total	Corporate	Total
Net income (loss) attributable to Tenneco Inc.							$26
Net income (loss) attributable to noncontrolling interests							19
Net income (loss)							45
Income tax (expense) benefit							(14)
Interest expense							(82)
EBIT, Earnings (Loss) before interest expense, income taxes and noncontrolling interests							141
Depreciation and amortization							169
Total EBITDA including noncontrolling interests (3)	$152	$100	$110	$26	$388	$(78)	$310
Restructuring and related expenses(5)	15	16	3	23	57	—	57
Acquisition and expected separation costs (8)	—	—	1	—	1	26	27
Cost reduction initiatives (9)	—	—	—	—	—	2	2
Costs to achieve synergies (10)	—	2	4	(1)	5	2	7
Purchase accounting charges (11)	—	—	1	2	3	—	3
Process harmonization (12)	1	—	—	—	1	—	1
Warranty charge (13)	—	—	7	—	7	—	7
Adjusted EBITDA (4)	$168	$118	$126	$50	$462	$(48)	$414

______________________________

(1) U.S. Generally Accepted Accounting Principles.

(2) Tenneco presents the above reconciliation of GAAP to non-GAAP earnings measures primarily to reflect the results in a manner that allows a better understanding of the results of operational activities separate from the financial impact of decisions made for the long-term benefit of the company and other items impacting comparability between the periods. Adjustments similar to the ones reflected above have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. Using only the non-GAAP earnings measures to analyze earnings would have material limitations because its calculation is based on the subjective determinations of management regarding the nature and classification of events and circumstances that investors may find material. Management compensates for these limitations by utilizing both GAAP and non-GAAP earnings measures reflected above to understand and analyze the results of the business. The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(3) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization. EBITDA including noncontrolling interests is not a calculation based upon GAAP. The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance. In addition, Tenneco believes its investors utilize and analyze the company's EBITDA including noncontrolling interests for similar purposes. Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

(4) Adjusted results are presented in order to reflect the results in a manner that allows a better understanding of operational activities separate from the financial impact of decisions made for the long term benefit of the company and other items impacting comparability between periods. Similar adjustments have been recorded in earlier periods and similar types of adjustments can reasonably be expected to be recorded in future periods. The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(5) Q2 2020 includes $2 million and Q2 2019 includes $3 million of accelerated depreciation related to plant closures.

(6) Non-cash charge to write-down inventory to its net realizable value.

(7) Asset impairment charges.

(8) Costs related to acquisitions and costs related to expected separation.

(9) Costs related to cost reduction initiatives.

(10) Costs to achieve synergies related to the Acquisitions.

(11) This primarily relates to a non-cash charge to cost of sales for the amortization of the inventory fair value step-up recorded as part of the Acquisitions.

(12) Charge due to process harmonization.

(13) Charge related to warranty. Although Tenneco regularly incurs warranty costs, this specific charge is of an unusual nature in the period incurred.

ATTACHMENT 2

TENNECO INC. RECONCILIATION OF GAAP(1) TO NON-GAAP EARNINGS MEASURES(2) Unaudited (dollars in millions, except per share amounts)

	Q2 2020 YTD						Q2 2019 YTD
	Net income (loss) attributable to Tenneco Inc.	Per Share	Net income (loss) attributable to noncontrolling interests	Income tax (expense) benefit	EBIT	EBITDA (3)	Net income (loss) attributable to Tenneco Inc.	Per Share	Net income (loss) attributable to noncontrolling interests	Income tax (expense) benefit	EBIT	EBITDA (3)
Earnings (Loss) Measures	$(1,189)	$(14.64)	$23	$195	$(1,220)	$(890)	$(91)	$(1.13)	$31	$(14)	$117	$455
Adjustments:
Restructuring and related expenses (5)	113	1.38	—	(33)	146	139	60	0.73	3	(17)	80	74
Inventory write-down (6)	63	0.78	—	(19)	82	82	—	—	—	—	—	—
Goodwill and intangible impairment charge (7)	366	4.52	5	(12)	383	383	60	0.74	—	—	60	60
Asset impairments (8)	393	4.84	7	(100)	500	500	—	—	—	—	—	—
Acquisition and expected separation costs (9)	25	0.31	—	(8)	33	33	51	0.62	—	(16)	67	67
Cost reduction initiatives (10)	—	—	—	—	—	—	7	0.09	—	(3)	10	10
Costs to achieve synergies (11)	—	—	—	—	—	—	11	0.14	—	(3)	14	14
Purchase accounting charges (12)	—	—	—	—	—	—	35	0.44	—	(9)	44	44
Process harmonization (13)	—	—	—	—	—	—	7	0.09	—	(3)	10	10
Noncontrolling interests adjustments (14)	11	0.14	(11)	—	—	—	—	—	—	—	—	—
Warranty charge (15)	—	—	—	—	—	—	5	0.06	—	(2)	7	7
Net tax adjustments	17	0.20	—	17	—	—	(6)	(0.07)	—	(6)	—	—
Adjusted Net income, EPS, NCI, Tax, EBIT, and EBITDA (4)	$(201)	$(2.47)	$24	$40	$(76)	$247	$139	$1.71	$34	$(73)	$409	$741

	Q2 2020 YTD
	Global Segments
	Clean Air	Powertrain	Motorparts	Ride Performance	Total	Corporate	Total
Net income (loss) attributable to Tenneco Inc.							$(1,189)
Net income (loss) attributable to noncontrolling interests							23
Net income (loss)							(1,166)
Income tax (expense) benefit							195
Interest expense							(141)
EBIT, Earnings (Loss) before interest expense, income taxes and noncontrolling interests							(1,220)
Depreciation and amortization							330
Total EBITDA including noncontrolling interests (3)	$116	$(132)	$(92)	$(647)	$(755)	$(135)	$(890)
Restructuring and related expenses(5)	22	37	20	54	133	6	139
Inventory write-down(6)	—	—	82	—	82	—	82
Goodwill and intangible impairment charge (7)	—	160	110	113	383	—	383
Asset impairments (8)	—	4	24	455	483	17	500
Acquisition and expected separation costs (9)	4	—	—	—	4	29	33
Adjusted EBITDA (4)	$142	$69	$144	$(25)	$330	$(83)	$247

	Q2 2019 YTD
	Global Segments
	Clean Air	Powertrain	Motorparts	Ride Performance	Total	Corporate	Total
Net income (loss) attributable to Tenneco Inc.							$(91)
Net income (loss) attributable to noncontrolling interests							31
Net income (loss)							(60)
Income tax (expense) benefit							(14)
Interest expense							(163)
EBIT, Earnings (Loss) before interest expense, income taxes and noncontrolling interests							117
Depreciation and amortization							338
Total EBITDA including noncontrolling interests (3)	$283	$213	$155	$(19)	632	$(177)	$455
Restructuring and related expenses(5)	19	17	4	33	73	1	74
Goodwill impairment charge (7)	—	—	—	60	60	—	60
Acquisition and expected separation costs (9)	—	—	1	—	1	66	67
Cost reduction initiatives (10)	—	—	—	—	—	10	10
Costs to achieve synergies (11)	1	2	7	2	12	2	14
Purchase accounting charges (12)	—	2	37	5	44	—	44
Process harmonization (13)	5	—	5	—	10	—	10
Warranty charge (15)	—	—	7	—	7	—	7
Adjusted EBITDA (4)	$308	$234	$216	$81	$839	$(98)	$741

______________________________

(1) U.S. Generally Accepted Accounting Principles.

(2) Tenneco presents the above reconciliation of GAAP to non-GAAP earnings measures primarily to reflect the results in a manner that allows a better understanding of the results of operational activities separate from the financial impact of decisions made for the long-term benefit of the company and other items impacting comparability between the periods. Adjustments similar to the ones reflected above have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. Using only the non-GAAP earnings measures to analyze earnings would have material limitations because its calculation is based on the subjective determinations of management regarding the nature and classification of events and circumstances that investors may find material. Management compensates for these limitations by utilizing both GAAP and non-GAAP earnings measures reflected above to understand and analyze the results of the business. The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(3) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization. EBITDA including noncontrolling interests is not a calculation based upon GAAP. The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance. In addition, Tenneco believes its investors utilize and analyze the company's EBITDA including noncontrolling interests for similar purposes. Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

(4) Adjusted results are presented in order to reflect the results in a manner that allows a better understanding of operational activities separate from the financial impact of decisions made for the long term benefit of the company and other items impacting comparability between periods. Similar adjustments have been recorded in earlier periods and similar types of adjustments can reasonably be expected to be recorded in future periods. The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(5) Q2 YTD 2020 includes $7 million and Q2 YTD 2019 includes $6 million of accelerated depreciation related to plant closures.

(6) Non-cash charge to write-down inventory to its net realizable value.

(7) Non-cash asset impairment charge related to goodwill and intangibles.

(8) Asset impairment charges.

(9) Costs related to acquisitions and costs related to expected separation.

(10) Costs related to cost reduction initiatives.

(11) Costs to achieve synergies related to the Acquisitions.

(12) This primarily relates to a non-cash charge to cost of sales for the amortization of the inventory fair value step-up recorded as part of the Acquisitions.

(13) Charge due to process harmonization.

(14) Amount relates to adjustments made to mark certain redeemable noncontrolling interests to their redemption values.

(15) Charge related to warranty. Although Tenneco regularly incurs warranty costs, this specific charge is of an unusual nature in the period incurred.

ATTACHMENT 2

TENNECO INC. RECONCILIATION OF GAAP(1) TO NON-GAAP REVENUE MEASURES(2) Unaudited (dollars in millions except percents)

	Q2 2020
	Revenues	Substrate Sales	Value-add Revenues	Currency Impact on Value-add Revenues	Value-add Revenues excluding Currency
Clean Air	$1,140	$623	$517	$(16)	$533
Powertrain	602	—	602	(35)	637
Motorparts	559	—	559	(27)	586
Ride Performance	336	—	336	(15)	351
Total Tenneco Inc.	$2,637	$623	$2,014	$(93)	$2,107

	Q2 2019
	Revenues	Substrate Sales	Value-add Revenues	Currency Impact on Value-add Revenues	Value-add Revenues excluding Currency
Clean Air	$1,827	$777	$1,050	$—	$1,050
Powertrain	1,133	—	1,133	—	1,133
Motorparts	835	—	835	—	835
Ride Performance	709	—	709	—	709
Total Tenneco Inc.	$4,504	$777	$3,727	$—	$3,727

	Q2 2020 vs. Q2 2019 $ Change and % Change Increase (decrease)
	Revenues	% Change		Value-add Revenues excluding Currency	% Change
Clean Air	$(687)	(38)%		$(517)	(49)%
Powertrain	(531)	(47)%		(496)	(44)%
Motorparts	(276)	(33)%		(249)	(30)%
Ride Performance	(373)	(53)%		(358)	(50)%
Total Tenneco Inc.	$(1,867)	(41)%		$(1,620)	(43)%

______________________________

(1) U.S. Generally Accepted Accounting Principles.

(2) Tenneco presents the above reconciliation of revenues in order to reflect value-add revenues separately from the effects of doing business in currencies other than the U.S. dollar. Additionally, substrate sales include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact. Tenneco uses this information to analyze the trend in revenues before these factors. Tenneco believes investors find this information useful in understanding period to period comparisons in the company's revenues.

ATTACHMENT 2

TENNECO INC. RECONCILIATION OF GAAP(1) TO NON-GAAP REVENUE MEASURES(2) Unaudited (dollars in millions except percents)

	Q2 2020 YTD
	Revenues	Substrate Sales	Value-add Revenues	Currency Impact on Value-add Revenues	Value-add Revenues excluding Currency
Clean Air	$2,685	$1,323	$1,362	$(35)	$1,397
Powertrain	1,599	—	1,599	(61)	1,660
Motorparts	1,265	—	1,265	(46)	1,311
Ride Performance	924	—	924	(32)	956
Total Tenneco Inc.	$6,473	$1,323	$5,150	$(174)	$5,324

	Q2 2019 YTD
	Revenues	Substrate Sales	Value-add Revenues	Currency Impact on Value-add Revenues	Value-add Revenues excluding Currency
Clean Air	$3,606	$1,483	$2,123	$—	$2,123
Powertrain	2,308	—	2,308	—	2,308
Motorparts	1,632	—	1,632	—	1,632
Ride Performance	1,442	—	1,442	—	1,442
Total Tenneco Inc.	$8,988	$1,483	$7,505	$—	$7,505

	Q2 2020 YTD vs. Q2 2019 YTD $ Change and % Change Increase (decrease)
	Revenues	% Change	Value-add Revenues excluding Currency	% Change
Clean Air	$(921)	(26)%	$(726)	(34)%
Powertrain	(709)	(31)%	(648)	(28)%
Motorparts	(367)	(22)%	(321)	(20)%
Ride Performance	(518)	(36)%	(486)	(34)%
Total Tenneco Inc.	$(2,515)	(28)%	$(2,181)	(29)%

______________________________

(1) U.S. Generally Accepted Accounting Principles.

(2) Tenneco presents the above reconciliation of revenues in order to reflect value-add revenues separately from the effects of doing business in currencies other than the U.S. dollar. Additionally, substrate sales include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact. Tenneco uses this information to analyze the trend in revenues before these factors. Tenneco believes investors find this information useful in understanding period to period comparisons in the company's revenues.

ATTACHMENT 2

TENNECO INC. RECONCILIATION OF NON-GAAP MEASURES Debt net of total cash / Adjusted LTM and Pro Forma Adjusted LTM EBITDA including noncontrolling interests Unaudited (dollars in millions except ratios)

	June 30, 2020	June 30, 2019
Total debt	$6,851	$5,678
Total cash, cash equivalents and restricted cash (total cash)	1,371	390
Debt net of total cash balances (1)	$5,480	$5,288
Adjusted LTM and Pro forma Adjusted LTM EBITDA including noncontrolling interests (2) (3) (5)	$921	$1,514
Ratio of debt net of total cash balances and pro forma ratio of debt net of total cash balances to adjusted LTM and proforma adjusted LTM EBITDA including noncontrolling interests (4) (5)	6.0x	3.5x

	Q3 2019	Q4 2019	Q1 2020	Q2 2020	Q2 2020 LTM
Net income (loss) attributable to Tenneco Inc.	$70	$(313)	$(839)	$(350)	$(1,432)
Net income (loss) attributable to noncontrolling interests	8	75	13	10	106
Net income (loss)	78	(238)	(826)	(340)	(1,326)
Income tax (expense) benefit	9	(14)	94	101	190
Interest expense	(79)	(80)	(75)	(66)	(300)
EBIT, Earnings (Loss) before interest expense, income taxes and noncontrolling interests	148	(144)	(845)	(375)	(1,216)
Depreciation and amortization	165	170	171	159	665
Total EBITDA including noncontrolling interests (2)	$313	$26	$(674)	$(216)	$(551)

Adjustments:
Restructuring and related expenses	28	36	34	105	203
Inventory write-down (6)	—	—	—	82	82
Goodwill and intangible impairment charge (7)	9	172	383	—	564
Asset impairments (8)	—	—	471	29	500
Acquisition and expected separation costs (9)	30	30	25	8	93
Cost reduction initiatives (10)	6	(1)	—	—	5
Costs to achieve synergies (11)	7	8	—	—	15
Purchase accounting charges (12)	11	2	—	—	13
Process harmonization (13)	—	16	—	—	16
Warranty charge (14)	1	—	—	—	1
Antitrust reserve change in estimate (15)	(9)	—	—	—	(9)
Brazil tax credit (16)	(22)	—	—	—	(22)
Out of period adjustment (17)	5	—	—	—	5
Impairment of assets held for sale	8	—	—	—	8
Pension charges/adjustments (18)	—	(2)	—	—	(2)
Total Adjusted EBITDA including noncontrolling interests (3)	$387	$287	$239	$8	$921

	Q3 2018*	Q4 2018	Q1 2019	Q2 2019	Q2 2019 LTM
Net income (loss) attributable to Tenneco Inc.	$57	$(109)	$(117)	$26	$(143)
Net income (loss) attributable to noncontrolling interests	9	17	12	19	57
Net income (loss)	66	(92)	(105)	45	(86)
Income tax (expense) benefit	(22)	10	—	(14)	(26)
Interest expense	(24)	(79)	(81)	(82)	(266)
EBIT, Earnings (Loss) before interest expense, income taxes and noncontrolling interests	112	(23)	(24)	141	206
Depreciation and amortization	60	165	169	169	563
Total EBITDA including noncontrolling interests (2)	$172	$142	$145	$310	$769

Adjustments:
Restructuring and related expenses	12	17	17	57	103
Goodwill impairment charge (7)	—	3	60	—	63
Acquisition and expected separation costs (9)	12	53	40	27	132
Cost reduction initiatives (10)	—	8	8	2	18
Costs to achieve synergies (11)	4	49	7	7	67
Purchase accounting charges (12)	—	106	41	3	150
Process harmonization (13)	—	—	9	1	10
Warranty charge (14)	—	—	—	7	7
Pension charges/adjustments (18)	—	3	—	—	3
Anti-dumping duty charge (19)	—	16	—	—	16
Litigation settlement accrual	10	—	—	—	10
Loss on debt modification (20)	—	10	—	—	10
Total Adjusted EBITDA including noncontrolling interests (3)	$210	$407	$327	$414	$1,358

Legacy Federal-Mogul Reconciliation of Non-GAAP earnings measures
	Q3 2018
Net income (loss) attributable to Federal-Mogul	$35
Net income (loss) attributable to noncontrolling interests	1
Net income (loss)	36
Income tax (expense) benefit	(16)
Interest expense	(49)
EBIT, Earnings (Loss) before interest expense, income taxes and noncontrolling interests	101
Depreciation and amortization	99
Total EBITDA including noncontrolling interests (2)	$200

Adjustments:
Restructuring charges and asset impairments, net	15
Gain (loss) on sale of assets	(65)
Charge for extinguishment of dissenting shareholders shares	5
Other	1
Total Adjusted EBITDA including noncontrolling interests (3)	$156

	Q3 2018*	Q4 2018	Q1 2019	Q2 2019	Q2 2019 LTM
Adjusted EBITDA and Pro forma Adjusted EBITDA including noncontrolling interests (2) (3) (5)	$366	$407	$327	$414	$1,514

______________________________

* Financial results for Q3 2018 have been revised for certain immaterial adjustments as discussed in Tenneco's Form 10-K for the year ended December 31, 2018.

(1) Tenneco presents debt net of total cash balances because management believes it is a useful measure of Tenneco's credit position and progress toward reducing leverage. The calculation is limited in that the company may not always be able to use cash to repay debt on a dollar-for-dollar basis.

(2) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization. EBITDA including noncontrolling interests is not a calculation based upon GAAP. The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance. In addition, Tenneco believes its investors utilize and analyze the company's EBITDA including noncontrolling interests for similar purposes. Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

(3) Adjusted EBITDA including noncontrolling interests is presented in order to reflect the results in a manner that allows a better understanding of operational activities separate from the financial impact of decisions made for the long term benefit of the company and other items impacting comparability between the periods. Similar adjustments to EBITDA including noncontrolling interests have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(4) Tenneco presents the above reconciliation of the ratio of debt net of total cash to LTM Adjusted EBITDA including noncontrolling interests to show trends that investors may find useful in understanding the company's ability to service its debt. For purposes of this calculation, Adjusted LTM and Pro Forma adjusted LTM EBITDA including noncontrolling interests is used as an indicator of the company's performance and debt net of total cash is presented as an indicator of the company's credit position and progress toward reducing the company's financial leverage. This reconciliation is provided as supplemental information and not intended to replace the company's existing covenant ratios or any other financial measures that investors may find useful in describing the company's financial position. See notes (1), (2) and (3) for a description of the limitations of using debt net of total cash, EBITDA including noncontrolling interests and Adjusted EBITDA including noncontrolling interests.

(5) Tenneco is providing Pro Forma Adjusted LTM EBITDA and the ratio of debt net of cash balances to Pro Forma Adjusted LTM EBITDA to show the company's Adjusted LTM EBITDA as if Federal-Mogul had been consolidated with Tenneco for the entirety of 2018 (and the resultant impact on the net debt ratio). Tenneco believes this supplemental information is useful to investors who are trying to understand the results of the entire enterprise, including Federal-Mogul, for 2018 and 2019 and the ability of the company to service its debt.

(6) Non-cash charge to write-down inventory to its net realizable value.

(7) Non-cash asset impairment charge related to goodwill and intangibles.

(8) Asset impairment charges.

(9) Costs related to acquisitions and costs related to expected separation.

(10) Costs related to cost reduction initiatives.

(11) Costs to achieve synergies related to the Acquisitions.

(12) This primarily relates to a non-cash charge to cost of sales for the amortization of the inventory fair value step-up recorded as part of the Acquisitions.

(13) Charge due to process harmonization.

(14) Charge related to warranty. Although Tenneco regularly incurs warranty costs, this specific charge is of an unusual nature in the period incurred.

(15) Reduction in estimated antitrust accrual.

(16) Recovery of value-added tax in a foreign jurisdiction.

(17) Inventory losses attributable to prior periods.

(18) Charges related to pension derisking and other adjustments.

(19) Charge due to retroactive application of anti-dumping duty on a supplier's products.

(20) Loss on debt modification.

ATTACHMENT 2

TENNECO INC. RECONCILIATION OF GAAP(1) TO NON-GAAP REVENUE MEASURES(2) Unaudited (dollars in millions)

	Q2 2020
	Revenues	Currency	Revenues Excluding Currency	Substrate Sales Excluding Currency	Value-add Revenues Excluding Currency
Original equipment light vehicle revenues	$1,417	$(52)	$1,469	$509	$960
Original equipment commercial truck, off-highway, industrial and other revenues	421	(27)	448	111	337
Aftermarket & original equipment service revenues	799	(29)	828	18	810
Net sales and operating revenues	$2,637	$(108)	$2,745	$638	$2,107

	Q2 2019
	Revenues	Currency	Revenues Excluding Currency	Substrate Sales Excluding Currency	Value-add Revenues Excluding Currency
Original equipment light vehicle revenues	$2,680	$—	$2,680	$654	$2,026
Original equipment commercial truck, off-highway, industrial and other revenues	635	—	635	103	532
Aftermarket & original equipment service revenues	1,189	—	1,189	20	1,169
Net sales and operating revenues	$4,504	$—	$4,504	$777	$3,727

	Q2 2020 YTD
	Revenues	Currency	Revenues Excluding Currency	Substrate Sales Excluding Currency	Value-add Revenues Excluding Currency
Original equipment light vehicle revenues	$3,676	$(99)	$3,775	$1,094	$2,681
Original equipment commercial truck, off-highway, industrial and other revenues	957	(53)	1,010	223	787
Aftermarket & original equipment service revenues	1,840	(53)	1,893	37	1,856
Net sales and operating revenues	$6,473	$(205)	$6,678	$1,354	$5,324

	Q2 2019 YTD
	Revenues	Currency	Revenues Excluding Currency	Substrate Sales Excluding Currency	Value-add Revenues Excluding Currency
Original equipment light vehicle revenues	$5,326	$—	$5,326	$1,233	$4,093
Original equipment commercial truck, off-highway, industrial and other revenues	1,203	—	1,203	209	994
Aftermarket & original equipment service revenues	2,459	—	2,459	41	2,418
Net sales and operating revenues	$8,988	$—	$8,988	$1,483	$7,505

______________________________

(1) U.S. Generally Accepted Accounting Principles.

(2) Tenneco presents the above reconciliation of revenues in order to reflect value-add revenues separately from the effects of doing business in currencies other than the U.S. dollar. Additionally, substrate sales include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact. Tenneco uses this information to analyze the trend in revenues before these factors. Tenneco believes investors find this information useful in understanding period to period comparisons in the company's revenues.

ATTACHMENT 2

TENNECO INC. RECONCILIATION OF GAAP(1) REVENUE AND EARNINGS TO NON-GAAP REVENUE AND EARNINGS MEASURES(2) UNAUDITED (dollars in millions except percents)

	Q2 2020
	Global Segments
	Clean Air		Powertrain	Motorparts	Ride Performance	Total	Corporate	Total
Net sales and operating revenues	$1,140		$602	$559	$336	$2,637	$—	$2,637
Less: Substrate sales	623		—	—	—	623	—	623
Value-add revenues	$517		$602	$559	$336	$2,014	$—	$2,014

EBITDA	$17		$(62)	$(52)	$(70)	$(167)	$(49)	$(216)
EBITDA as a % of revenue	1.5%		(10.3)%	(9.3)%	(20.8)%	(6.3)%		(8.2)%
EBITDA as a % of value-add revenue	3.3%	`	(10.3)%	(9.3)%	(20.8)%	(8.3)%		(10.7)%

Adjusted EBITDA	$38		$(21)	$71	$(41)	$47	$(39)	$8
Adjusted EBITDA as a % of revenue	3.3%		(3.5)%	12.7%	(12.2)%	1.8%		0.3%
Adjusted EBITDA as a % of value-add revenue	7.4%		(3.5)%	12.7%	(12.2)%	2.3%		0.4%
	Q2 2019
	Global Segments
	Clean Air		Powertrain	Motorparts	Ride Performance	Total	Corporate	Total
Net sales and operating revenues	$1,827		$1,133	$835	$709	$4,504	$—	$4,504
Less: Substrate sales	777		—	—	—	777	—	777
Value-add revenues	$1,050		$1,133	$835	$709	$3,727	$—	$3,727

EBITDA	$152		$100	$110	$26	$388	$(78)	$310
EBITDA as a % of revenue	8.3%		8.8%	13.2%	3.7%	8.6%		6.9%
EBITDA as a % of value-add revenue	14.5%	`	8.8%	13.2%	3.7%	10.4%		8.3%

Adjusted EBITDA	$168		$118	$126	$50	$462	$(48)	$414
Adjusted EBITDA as a % of revenue	9.2%		10.4%	15.1%	7.1%	10.3%		9.2%
Adjusted EBITDA as a % of value-add revenue	16.0%		10.4%	15.1%	7.1%	12.4%		11.1%

______________________________

(1) U.S. Generally Accepted Accounting Principles.

(2) Tenneco presents the above reconciliation of revenues in order to reflect EBITDA and adjusted EBITDA as a percent of both total revenues and value-add revenues. Substrate sales include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact. Further, presenting EBITDA and adjusted EBITDA as a percent of value-add revenue assists investors in evaluating the company's operational performance without the impact of such substrate sales. See prior pages for a discussion of EBITDA and adjusted EBITDA.

ATTACHMENT 2

TENNECO INC. RECONCILIATION OF GAAP(1) REVENUE AND EARNINGS TO NON-GAAP REVENUE AND EARNINGS MEASURES(2) UNAUDITED (dollars in millions except percents)

	Q2 2020 YTD
	Global Segments
	Clean Air		Powertrain	Motorparts	Ride Performance	Total	Corporate	Total
Net sales and operating revenues	$2,685		$1,599	$1,265	$924	$6,473	$—	$6,473
Less: Substrate sales	1,323		—	—	—	1,323	—	1,323
Value-add revenues	$1,362		$1,599	$1,265	$924	$5,150	$—	$5,150

EBITDA	$116		$(132)	$(92)	$(647)	$(755)	$(135)	$(890)
EBITDA as a % of revenue	4.3%		(8.3)%	(7.3)%	(70.0)%	(11.7)%		(13.7)%
EBITDA as a % of value-add revenue	8.5%	`	(8.3)%	(7.3)%	(70.0)%	(14.7)%		(17.3)%

Adjusted EBITDA	$142		$69	$144	$(25)	330	$(83)	$247
Adjusted EBITDA as a % of revenue	5.3%		4.3%	11.4%	(2.7)%	5.1%		3.8%
Adjusted EBITDA as a % of value-add revenue	10.4%		4.3%	11.4%	(2.7)%	6.4%		4.8%

	Q2 2019 YTD
	Global Segments
	Clean Air		Powertrain	Motorparts	Ride Performance	Total	Corporate	Total
Net sales and operating revenues	$3,606		$2,308	$1,632	$1,442	$8,988	$—	$8,988
Less: Substrate sales	1,483		—	—	—	1,483	—	1,483
Value-add revenues	$2,123		$2,308	$1,632	$1,442	$7,505	$—	$7,505

EBITDA	$283		$213	$155	$(19)	$632	$(177)	$455
EBITDA as a % of revenue	7.8%		9.2%	9.5%	(1.3)%	7.0%		5.1%
EBITDA as a % of value-add revenue	13.3%	`	9.2%	9.5%	(1.3)%	8.4%		6.1%

Adjusted EBITDA	$308		$234	$216	$81	$839	$(98)	$741
Adjusted EBITDA as a % of revenue	8.5%		10.1%	13.2%	5.6%	9.3%		8.2%
Adjusted EBITDA as a % of value-add revenue	14.5%		10.1%	13.2%	5.6%	11.2%		9.9%

______________________________

(1) U.S. Generally Accepted Accounting Principles.

(2) Tenneco presents the above reconciliation of revenues in order to reflect EBITDA and adjusted EBITDA as a percent of both total revenues and value-add revenues. Substrate sales include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact. Further, presenting EBITDA and adjusted EBITDA as a percent of value-add revenue assists investors in evaluating the company's operational performance without the impact of such substrate sales. See prior pages for a discussion of EBITDA and adjusted EBITDA.

ATTACHMENT 2

TENNECO INC. RECONCILIATION OF GAAP(1) REVENUE TO NON-GAAP REVENUE MEASURES(2) Original equipment commercial truck, off-highway, industrial and other revenues Unaudited (dollars in millions)

	Q2 2020
	Revenues	Substrate Sales	Value-add Revenues
Clean Air	$241	$107	$134
Powertrain	137	—	137
Ride Performance	43	—	43
Total Tenneco Inc.	$421	$107	$314

	Q2 2019
	Revenues	Substrate Sales	Value-add Revenues
Clean Air	$287	$103	$184
Powertrain	261	—	261
Ride Performance	87	—	87
Total Tenneco Inc.	$635	$103	$532

	Q2 2020 YTD
	Revenues	Substrate Sales	Value-add Revenues
Clean Air	$505	$216	$289
Powertrain	338	—	338
Ride Performance	114	—	114
Total Tenneco Inc.	$957	$216	$741

	Q2 2019 YTD
	Revenues	Substrate Sales	Value-add Revenues
Clean Air	$589	$209	$380
Powertrain	429	—	429
Ride Performance	185	—	185
Total Tenneco Inc.	$1,203	$209	$994

______________________________

(1) U.S. Generally Accepted Accounting Principles.

(2) Tenneco presents the above reconciliation of revenues in order to reflect value-add revenues separately from substrate sales which include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact. Tenneco uses this information to analyze the trend in revenues before these factors. Tenneco believes investors find this information useful in understanding period to period comparisons in the company's revenues.